EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use in this Registration Statement on Form SB-2 of our report dated December 23, 2003 relating to the consolidated financial statements of Genesis Technology Group, Inc. for the years ended December 31, 2003 and 2002, and the reference to our firm under the caption "Experts" in this Registration Statement.

SHERB & CO., LLP

New York, New York
March 8, 2004